As filed with the U.S. Securities and Exchange Commission on May 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKET LAB USA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	98-1550340 (I.R.S. Employer Identification Number)

3881 McGowen Street

Long Beach, California 90808

(714) 465-5737

(Address of Registrant’s Principal Executive Offices)

Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan

Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Peter Beck

Rocket Lab USA, Inc.

President, Chief Executive Officer and Chairman

3881 McGowen Street

Long Beach, CA 90808

(714) 465-5737

(Name, address and telephone number of agent for service)

With a copy to:

W. Stuart Ogg Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 Tel: (650) 752-3100	Arjun Kampani Senior Vice President, General Counsel and Corporate Secretary Rocket Lab USA, Inc. 3881 McGowen Street Long Beach, CA 90808 (714) 465-5737

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Rocket Lab USA, Inc. (the “Registrant”) to register (i) 24,440,949 additional shares of common stock, par value $0.0001 per share (“Common Stock”) reserved for issuance under the Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) 4,888,189 additional shares of Common Stock reserved for issuance under the Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to an “evergreen” provision in the 2021 Plan and ESPP, respectively. The Registrant previously registered shares of its Common Stock for issuance under the 2021 Plan and ESPP under the following registration statements: a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 1, 2021 (Registration No. 333-260671); a Registration Statement on Form S-8 filed with the SEC on May 9, 2022, as amended by post-effective amendment no. 1 filed with the SEC on May 12, 2022 (Registration No. 333-264780); and a Registration Statement on Form S-8 filed with the SEC on March 24, 2023 (Registration No. 333-270831). Pursuant to Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above with respect to the shares of Common Stock registered under the 2021 Plan and ESPP, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date
4.1	Certificate of Incorporation.	8-K	001-39560	3.1	August 30, 2021
4.2	Bylaws.	8-K	001-39560	3.2	August 30, 2021
5.1	Opinion of Goodwin Procter LLP.	Filed herewith
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	Filed herewith
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).
99.1	Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan	Proxy (S-4)	333-257440	Annex H	July 21, 2021
99.2	Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan	Proxy (S-4)	333-257440	Annex I	July 21, 2021
107	Filing Fee Table.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Beach, California, on May 10, 2024.

ROCKET LAB USA, INC.

By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Beck and Adam Spice, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Beck	President, Chief Executive Officer and Chairman	May 10, 2024
Peter Beck	(Principal Executive Officer)

/s/ Adam Spice	Chief Financial Officer	May 10, 2024
Adam Spice	(Principal Financial Officer and Principal Accounting Officer)

/s/ Nina Armagno	Director	May 10, 2024
Nina Armagno

/s/ Edward Frank	Director	May 10, 2024
Edward Frank

/s/ Michael Griffin	Director	May 10, 2024
Michael Griffin

/s/ Matthew Ocko	Director	May 10, 2024
Matthew Ocko

/s/ Jon Olson	Director	May 10, 2024
Jon Olson

/s/ Merline Saintil	Director	May 10, 2024
Merline Saintil

/s/ Alex Slusky	Director	May 10, 2024
Alex Slusky

/s/ Sven Strohband	Director	May 10, 2024
Sven Strohband